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EXHIBIT 99A.6



EARNINGS NORMALIZATION SCHEDULE       U S WEST COMMUNICATIONS GROUP
(UNAUDITED)

                         Quarter Ended        Six Months Ended
In millions, except         June 30,      %       June 30,      %
per share amounts         1997    1996  Change  1997    1996  Change
------------------------------- ------- ------------- ------- -------
NORMALIZED INCOME:
Reported net income     $   332 $   324   2.5 $   671 $   652   2.9
Adjustments to normalize
 net income:
 Rural exchange sales       (18)    (30)(40.0)    (29)    (30) (3.3)
 Cumulative effect of
  change in accounting
  principle-net of tax        -       -    -        -     (34)   -
 Current year effect of
  accounting change -
  net of tax                  -      (5)   -        -     (10)   -
                        ----------------      ----------------
Normalized income       $   314 $   289   8.7 $   642 $   578  11.1
                        ================      ================

NORMALIZED EARNINGS PER
 COMMON SHARE:
Reported net income      $ 0.69  $ 0.68   1.5  $ 1.39  $ 1.37   1.5
Adjustments to normalize
 net income:
 Rural exchange sales     (0.04)  (0.06)(33.3)  (0.06)  (0.06)   -
 Cumulative effect of
  change in accounting
  principle-net of tax      -       -      -      -     (0.07)   -
 Current year effect of
  accounting change -
  net of tax                -     (0.01)   -      -     (0.02)   -
                        ----------------      ----------------
Normalized earnings
 per common share        $ 0.65  $ 0.61   6.6  $ 1.33  $ 1.22   9.0
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